UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2023

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Indenture and Notes

On December 8, 2023, Merit Medical Systems, Inc. (“Merit”) closed an offering of $747.5 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2029 (the “Notes”). The Notes offering was comprised of (i) a base offering of $650.0 million in aggregate principal amount of Notes and (ii) an additional $97.5 million in aggregate principal amount of Notes purchased by the initial purchasers in the offering pursuant to full exercise of their option to purchase additional Notes. The Notes were issued pursuant to an indenture (the “Indenture”) dated as of December 8, 2023, by and between Merit and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

After deducting the initial purchasers’ discounts and commissions but before estimated offering expenses payable by Merit, the net proceeds to Merit from the offering of the Notes are estimated to be approximately $725.1 million. After payment of the cost of entering into the capped call transactions described below, Merit intends to use the remainder of the net proceeds from the Notes offering for general corporate purposes, which may include repayment or reduction of existing debt, sales and marketing activities, medical affairs and educational efforts, research and development, clinical studies, working capital, capital expenditures and investments in and acquisitions of other companies, products or technologies in the future.  However, while Merit regularly evaluates acquisition opportunities, Merit has no commitments with respect to any acquisitions of other companies, products or technologies of a material nature at this time.

The Notes will be Merit’s senior unsecured obligations and will rank senior in right of payment to any of Merit’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of Merit’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of Merit’s senior, secured indebtedness (including indebtedness under Merit’s Fourth Amended and Restated Credit Agreement) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Merit’s subsidiaries.

The Notes will bear interest at 3.00% per year, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The Notes will mature on February 1, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

Holders may surrender their Notes, in integral multiples of $1,000 principal amount, for conversion into cash and, if applicable, shares of Merit’s common stock, prior to the close of business on the second scheduled trading day immediately preceding the maturity date based on the applicable conversion rate and only under certain circumstances specified within the Indenture. Upon surrender of Notes for conversion, Merit will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Merit’s common stock or a combination of cash and shares of Merit’s common stock, at Merit’s election, in respect of the remainder, if any, of Merit’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Notes is 11.5171 shares of Merit’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $86.83 per share of Merit’s common stock), subject to adjustment as provided in the Indenture.

The Notes will be redeemable for cash in whole or in part (subject to the “Partial Redemption Limitation” (as defined in the Indenture)), at Merit’s option, on a redemption date occurring on or after February 8, 2027 and before the 61st scheduled trading day immediately preceding the maturity date, but only if the closing price per share of Merit’s common stock equals or exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, including the trading day immediately before the date Merit sends the related redemption notice, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Merit sends such notice.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require Merit to repurchase all or a portion of their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change repurchase date.

If certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur or if Merit delivers a notice of redemption, Merit will, in certain circumstances, increase the conversion rate applicable to Notes that are converted in connection with such Make-Whole Fundamental Change or Notes that are called (or deemed called as provide in the Indenture) for redemption and converted in connection with such notice of redemption.

The events of default, as set forth in the Indenture, include customary events including (subject in certain cases to grace and cure periods) a default in the payment of principal or interest, failure to comply with the obligation to pay or deliver consideration due upon conversion, failure to give certain notices, failure to comply with the obligations in respect of certain merger transactions, failure to comply with other agreements in the Indenture, defaults under certain other indebtedness, certain events of bankruptcy, insolvency or reorganization involving Merit or any of its significant subsidiaries and certain judgment defaults.

The above descriptions of the Indenture and the Notes are summaries and are not complete, and are qualified in their entirety by reference to the full and complete text of the Indenture and the Form of Note, a copy each of which is attached as Exhibits  4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Capped Call Transactions

On December 5, 2023, in connection with the pricing of the Notes, Merit entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers and/or their respective affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on December 6, 2023, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, Merit entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of Merit’s common stock initially underlying the Notes, and are expected generally to reduce potential dilution to Merit’s common stock upon any conversion of Notes and/or offset any cash payments Merit is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on a cap price initially equal to approximately $114.68 per share of Merit’s common stock, subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was approximately $66.5 million.

The Capped Call Transactions are separate transactions entered into by Merit and the Option Counterparties, are not part of the terms of the Notes and will not change the holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete, and is qualified in its entirety by reference to the full and complete text of the Form of Capped Call Confirmation, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.  The Notes were issued to the initial purchasers in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering, and the initial purchasers resold the Notes in reliance upon Rule 144A under the Securities Act to persons reasonably believed to be “qualified institutional buyers,” as defined therein. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 11,406,925 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 15.2601 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of December 8, 2023, among Merit Medical Systems, Inc., and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 3.00% Convertible Senior Note due 2029 (included in Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: December 8, 2023	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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